As filed with the Securities and Exchange Commission on July 21, 2020

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jamf Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	7372	82-3031543
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Washington Ave S, Suite 1100

Minneapolis, MN 55401

Telephone: (612) 605-6625
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dean Hager

Chief Executive Officer

100 Washington Ave S, Suite 1100

Minneapolis, MN 55401

Telephone: (612) 605-6625

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C. Robert E. Goedert, P.C. Alexander M. Schwartz Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 (312) 862-2000	Michael Kaplan Marcel R. Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-239535

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	2,300,000	$26.00	$59,800,000	$7,762.04

(1)   Includes 300,000 shares subject to the underwriters’ option to purchase additional shares. The shares being registered under this Registration Statement are in addition to the 18,400,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-239535).

(2)   Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, for the purpose of determining the registration fee based on the public offering price per share of $26.00. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $423,200,000 on the Registration Statement on Form S-1, as amended (File No. 333-239535), which was declared effective by the Securities and Exchange Commission on July 21, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $59,800,000 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Jamf Holding Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consent. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239535), initially filed by the Registrant on June 29, 2020, declared effective by the Securities and Exchange Commission on July 21, 2020. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the selling shareholders by 2,300,000 shares, which includes 300,000 additional shares that the underwriters have the option to purchase. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-239535), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

5.1*

Opinion of Kirkland & Ellis LLP regarding the validity of the shares of common stock registered (filed as Exhibit 5.1 to the prior Registration Statement (File No. 333-239535), filed with the Securities and Exchange Commission on July 14, 2020).

23.1	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages of the prior Registration Statement (File No. 333-239535), as filed with the Securities and Exchange Commission on June 29, 2020).

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on July 21, 2020.

JAMF HOLDING CORP.

By:	/s/ DEAN HAGER
	Name:	Dean Hager
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DEAN HAGER	Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2020
Dean Hager

/s/ JILL PUTMAN	Chief Financial Officer (Principal Financial Officer)	July 21, 2020
Jill Putman

/s/ IAN GOODKIND	Chief Accounting Officer (Principal Accounting Officer)	July 21, 2020
Ian Goodkind

*	Director	July 21, 2020
Andre Durand

*	Director	July 21, 2020
Michael Fosnaugh

*	Director	July 21, 2020
Charles Guan

*	Director	July 21, 2020
Kevin Klausmeyer

*	Director	July 21, 2020
Brian Sheth

*	Director	July 21, 2020
Martin Taylor

*                                         The undersigned, by signing his name hereto, signs and executes this Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on June 29, 2020.

/s/Jeff Lendino
Jeff Lendino
Attorney-in-fact